Exhibit 3

2Q11 results highlights
January – June Second Quarter
Millions of US dollars
2011 2010 % var
l-t-l
% var
2011 2010 % var
l-t-l
% var
Net sales 7,462 6,804 10% 4% 4,091 3,762 9% 0%
Gross profit 2,112 1,948 8% 2% 1,153 1,128 2% (7%)
Operating income 429 443 (3%) (12%) 258 295 (12%) (23%)
Operating EBITDA 1,132 1,179 (4%) (9%) 615 664 (7%) (15%)
Free cash flow after
maintenance capex
(305) 16 N/A 18 187 (90%)
Third consecutive quarter of year-over-year growth in sales
Infrastructure and housing were the main drivers of demand for our products

Consolidated volumes and prices
Decline in domestic gray cement volumes mainly the result of decrease in volumes in the U.S.,
Spain, and the Philippines
Consolidated ready-mix volumes showed year-over-year growth for the third consecutive quarter
1
Like-to-like volumes adjusted for investments/divestments and, in the case of prices, foreign-exchange fluctuations
6M11 vs. 6M10 2Q11 vs. 2Q10 2Q11 vs. 1Q11
Domestic gray
cement
Volume (l-t-l¹ ) 1% (1%) 16%
Price (USD) 6% 8% 1%
Price (l-t-l¹ ) 1% 1% (1%)
Ready mix
Volume (l-t-l¹ ) 9% 5% 15%
Price (USD) 9% 13% 3%
Price (l-t-l¹ ) 2% 3% 0%
Aggregates
Volume (l-t-l¹ ) 4% 0% 21%
Price (USD) 11% 15% 3%
Price (l-t-l¹ ) 5% 5% 0%

Third consecutive quarter of year-over-year growth in sales
Favorable volume dynamics in Northern Europe, the South, Central
America and Caribbean region, and Mexico
Have practically eliminated our refinancing risk until December 2013
Have achieved half of  the savings so far under our US$250 million
EBITDA-enhancing program
Continue with our transformation process
•
Expected to reach run rate of recurring improvement in our EBITDA generation of US$400 million by the end of 2012
Continue to achieve higher alternative fuel utilization rates
•
Achieved record 24.4% substitution rate during 2Q11
2Q11 achievements

July 2011 Regional Highlights

Mexico
Millions of
US dollars
6M11 6M10 % var l-t-l % var  2Q11 2Q10 % var l-t-l % var
Net Sales 1,808 1,665 9% 1% 968 923 5% (4%)
Op. EBITDA 601 579 4% (4%) 309 321 (4%) (12%)
as % net sales 33.2% 34.8% (1.6pp) 31.9% 34.8% (2.9pp)
Volume
6M11 vs.
6M10
2Q11 vs.
2Q10
2Q11 vs.
1Q11
Cement 2% 3% 16%
Ready mix 14% 13% 8%
Aggregates 5% 3% 9%
Price (LC)
6M11 vs.
6M10
2Q11 vs.
2Q10
2Q11 vs.
1Q11
Cement 3% 1% (3%)
Ready mix 6% 5% 2%
Aggregates 13% 14% 3%
Infrastructure and industrial-and-
commercial sectors were the main
drivers of consumption for our products
Investment in formal residential sector
to be driven by increased commercial
lending
Self-construction sector to benefit from
increased employment and remittances

United States
Millions of
US dollars
6M11 6M10 % var l-t-l % var  2Q11 2Q10 % var l-t-l % var
Net Sales 1,126 1,236 (9%) (9%) 619 684 (9%) (9%)
Op. EBITDA (70) (7) (931%) (931%) (22) 17 N/A N/A
as % net sales (6.2%) (0.6%) (5.6pp) (3.6%) 2.4% N/A
Volume
6M11 vs.
6M10
2Q11 vs.
2Q10
2Q11 vs.
1Q11
Cement (7%) (10%) 23%
Ready mix (12%) (14%) 12%
Aggregates (12%) (12%) 17%
Price (LC)
6M11 vs.
6M10
2Q11 vs.
2Q10
2Q11 vs.
1Q11
Cement (1%) (0%) 1%
Ready mix 2% 3% 2%
Aggregates 7% 9% 4%
Volumes reflect difficult comparison
versus 2Q10, when residential tax
subsidy expired; slowdown in economic
recovery; and adverse weather in the
Midwest and California
Residential sector affected by weak
employment numbers, tight credit,
foreclosure inventory and more erosion
in home prices
Highway spending continues to be
hampered by the uncertainty
surrounding the Federal Highway
Program
Decline of industrial-and-commercial
spending moderating

Northern Europe
Millions of
US dollars
6M11 6M10 % var l-t-l % var  2Q11 2Q10 % var l-t-l % var
Net Sales 2,329 1,876 24% 15% 1,354 1,096 24% 7%
Op. EBITDA 162 71 127% 110% 152 100 52% 32%
as % net sales 6.9% 3.8% 3.1pp 11.2% 9.1% 2.1pp
Volume
6M11 vs.
6M10
2Q11 vs.
2Q10
2Q11 vs.
1Q11
Cement 18% 7% 50%
Ready mix 17% 8% 29%
Aggregates 11% 3% 35%
Price (LC)
6M11 vs.
6M10
2Q11 vs.
2Q10
2Q11 vs.
1Q11
Cement 1% 1% (1%)
Ready mix 2% 1% (5%)
Aggregates 2% 2% (7%)
Positive volume momentum continued
during the second quarter in the region
The residential sector was main driver
of demand in Germany and France,
while the infrastructure sector drove
volumes in the UK and Poland
1
1
Volume-weighted, local-currency average prices

Mediterranean
Millions of
US dollars
6M11 6M10 % var l-t-l % var  2Q11 2Q10 % var l-t-l % var
Net Sales 913 923 (1%) (4%) 477 477 (0%) (6%)
Op. EBITDA 241 264 (9%) (9%) 125 147 (15%) (18%)
as % net sales 26.4% 28.6% (2.2pp) 26.2% 30.8% (4.6pp)
Volume
6M11 vs.
6M10
2Q11 vs.
2Q10
2Q11 vs.
1Q11
Cement (3%) (5%) 8%
Ready mix 6% 3% (1%)
Aggregates (4%) (8%) 1%
Price (LC)¹
6M11 vs.
6M10
2Q11 vs.
2Q10
2Q11 vs.
1Q11
Cement (3%) (4%) (2%)
Ready mix (2%) (1%) (1%)
Aggregates 5% 5% 1%
Cement volume decline in the region
driven by Spain and the UAE
In Egypt, cement volumes were flat in
the quarter with construction activity
driven by the informal residential sector
Ready-mix volumes driven by our Israeli
operations
1
Volume-weighted, local-currency average prices

South/Central America and the Caribbean
Millions of
US dollars
6M11 6M10 % var l-t-l % var  2Q11 2Q10 % var l-t-l % var
Net Sales 845 712 19% 16% 442 360 23% 19%
Op. EBITDA 241 254 (5%) (8%) 125 128 (3%) (6%)
as % net sales 28.6% 35.7% (7.1pp) 28.3% 35.6% (7.3pp)
Volume
6M11 vs.
6M10
2Q11 vs.
2Q10
2Q11 vs.
1Q11
Cement 4% 3% 0%
Ready mix 16% 23% 15%
Aggregates 29% 25% 11%
Price (LC)
6M11 vs.
6M10
2Q11 vs.
2Q10
2Q11 vs.
1Q11
Cement 3% 5% 4%
Ready mix 4% 5% 2%
Aggregates (5%) (5%) 3%
Increased domestic gray cement
consumption in Colombia, Panama,
Guatemala, Nicaragua, and El Salvador
Demand for building materials in
Colombia driven by the residential
sector, especially from low- and middle-
income housing development,
supported by favorable macroeconomic
conditions, low unemployment, and
increased confidence
Significant infrastructure rebuilding
investment still expected in Colombia
and other countries
1
Volume-weighted, local-currency average prices
1

Asia
Millions of
US dollars
6M11 6M10 % var l-t-l % var  2Q11 2Q10 % var l-t-l % var
Net Sales 251 266 (6%) (11%) 129 142 (9%) (13%)
Op. EBITDA 43 73 (41%) (43%) 22 40 (45%) (47%)
as % net sales 17.2% 27.4% (10.2pp) 17.0% 28.3% (11.3pp)
Volume
6M11 vs.
6M10
2Q11 vs.
2Q10
2Q11 vs.
1Q11
Cement (9%) (12%) (1%)
Ready mix (5%) (11%) 5%
Aggregates (2%) (8%) 1%
Price (LC)
6M11 vs.
6M10
2Q11 vs.
2Q10
2Q11 vs.
1Q11
Cement (6%) (8%) (1%)
Ready mix 7% 7% 1%
Aggregates 4% 6% 1%
Decrease in cement volumes driven
mainly by decline in the Philippines
Demand for building materials in the
Philippines was negatively affected due
to the government’s suspension of key
infrastructure projects, as well as by the
delay in the implementation of public-
private partnerships projects
Unfavorable weather conditions in the
Philippines hampered construction
activity during the quarter
1
Volume-weighted, local-currency average prices
1

July 2011 2Q11 Results

Operating EBITDA, cost of sales and SG&A
January – June Second Quarter
Millions of US dollars
2011 2010 % var
l-t-l
% var
2011 2010 % var
l-t-l
% var
Net sales 7,462 6,804 10% 4% 4,091 3,762 9% 0%
Operating EBITDA 1,132 1,179 (4%) (9%) 615 664 (7%) (15%)
as % net sales 15.2% 17.3% (2.2pp) 15.0% 17.7% (2.6pp)
Cost of sales 5,350 4,856 (10%) 2,938 2,634 (12%)
as % net sales 71.7% 71.4% 0.3pp 71.8% 70.0% 1.8pp
SG&A 1,684 1,505 (12%) 895 834 (7%)
as % net sales 22.6% 22.1% 0.4pp 21.9% 22.2% (0.3pp)
Operating EBITDA margin negatively affected by: a change in product mix resulting from higher volume growth in ready-mix, a change in geography mix, and input cost inflation exceeding price increases in our cement business

Free cash flow
January – June Second Quarter
Millions of US dollars 2011 2010 % var 2011 2010 % var
Operating EBITDA 1,132 1,179 (4%) 615 664 (7%)
Net Financial Expense 619 542 315 267
Maintenance Capex 86 92 64 64
Change in Working Cap 509 376 70 48
Taxes Paid 152 146 86 97
Other Cash Items (net) 70 7 63 1
Free Cash Flow after Maint.Capex (305) 16 N/A 18 187 (90%)
Strategic Capex 46 54 34 26
Free Cash Flow (351) (38) (827%) (16) 161 N/A
Quarterly increase in financial expenses due mainly to the exchange of perpetual debentures for new senior secured notes, as well as the refunding of bank debt with long-term, fixed-rate bonds
Other cash items during the quarter include severance payments related to our transformation process

Other expenses, net, of US$202 million during the quarter due mainly to severance payments related to our transformation process, impairment of fixed assets, amortization of fees related to early redemption of debt and a one-time tax provision in Colombia
Loss on financial instruments for the quarter of US$22 million resulted mainly from the equity derivatives related to CEMEX shares
Other income statement items

July 2011 Debt information

Our 2011 financial strategy continues to be underpinned by three main pillars:
Continue to reduce our refinancing risk
Avoid incremental costs in our financial expense line
Increase margin of compliance under our financial covenants
Have paid about US$7.5 billion under the Financing Agreement since
August 2009, or about 50% of the original balance outstanding
With the recent US$650M reopening of our 9% Senior Secured Notes due
2018, we will continue to address our debt maturities and meet the final prepayment milestone under the Financing Agreement
Debt-related information

10,000
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
192
386
737
8,338
1,433
2,558
725
1,527
1,355
2011
2012
2013
2014
2015
2016
2017
2018
≥2019

Consolidated debt maturity profile
Total debt excluding perpetual notes as of June 30, 2011
US$ 17,251 million
Millions of
US dollars
Fixed Income
Financing Agreement
Other bank / WC debt
Convertible Subordinated Notes
Certificados Bursátiles

This presentation contains certain forward-looking statements and information relating to CEMEX, S.A.B.
de C.V. and its subsidiaries (collectively,
“CEMEX”)
that are based on its knowledge of present facts,
expectations and projections, circumstances and assumptions about future events. Many factors could cause the actual results, performance or achievements of CEMEX to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in general economic, political, governmental, and business conditions globally and in the countries in which CEMEX operates, CEMEX’s ability to comply with the terms and obligations of the financing agreement entered into with major creditors and other debt agreements, changes in interest rates, changes in inflation rates, changes in exchange rates, the cyclical activity of construction sector generally, changes in cement demand and prices, CEMEX’s ability to benefit from government economic stimulus plans, changes in raw material and energy prices, changes in business strategy, changes in the prevailing regulatory framework, natural disasters and other unforeseen events and various other factors.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or targeted.  Forward-looking statements are made as of the date hereof, and CEMEX does not intend, nor is it obligated, to update these forward-looking statements, whether as a result of new information, future events or otherwise.
UNLESS OTHERWISE NOTED, ALL FIGURES  ARE PRESENTED IN DOLLARS,
BASED ON OUR MEXICAN FRS FINANCIAL STATEMENTS
Copyright CEMEX, S.A.B. de C.V. and its subsidiaries.

Forward looking information

July 2011 Appendix

Additional information on debt and perpetual notes
Second Quarter First Quarter
2011 2010 % Var. 2011
Millions of US dollars
Total debt 17,251 16,587 4% 17,059
Short-term 2% 3% 0%
Long-term 98% 97% 100%
Perpetual notes 1,177 1,290 (9%) 1,172
Cash and cash equivalents 675 748 (10%) 656
Net debt plus perpetual notes 17,753 17,129 4% 17,575
Consolidated Funded Debt / EBITDA² 7.16 7.19 6.93
Interest Coverage² 1.87 2.00 1.96
1
Excluding perpetual notes
2
Starting in the second quarter of 2010, calculated in accordance with our contractual obligations under our Financing Agreement
Interest rate¹ Currency denomination¹
U.S.
dollar
74%
Euro
22%
Mexican
peso
3%
Fixed
55%
Variable
45%

6M11 volume and price summary:
Selected countries
1
On a like-to-like basis for the ongoing operations
Domestic gray cement
6M11 vs. 6M10
Ready mix
6M11 vs. 6M10
Aggregates
6M11 vs. 6M10
Volumes
Prices
(USD)
Prices
(LC)
Volumes
Prices
(USD)
Prices
(LC)
Volumes
Prices
(USD)
Prices
(LC)
Mexico 2% 11% 3% 14% 14% 6% 5% 22% 13%
U.S. (7%) (1%) (1%) (12%) 2% 2% (7%)
1
7% 7%
Spain (4%) 5% (3%) (1%) 1% (7%) (13%) 13% 4%
UK 10% 9% 2% 20% 8% 1% 8% 8% 1%
France N/A N/A N/A 18% 10% 1% 14% 13% 3%
Germany 21% 9% (2%) 11% 10% 0% 16% 9% (1%)
Poland 26% 16% 3% 54% 26% 14% 15% 49% 31%
Colombia 0% 10% 3% 23% 11% 4% 8% (4%) (10%)
Egypt (3%) (10%) (4%) (20%) (9%) (3%) (23%) (23%) (18%)
Philippines (16%) (1%) (6%) N/A N/A N/A N/A N/A N/A

2Q11 volume and price summary:
Selected countries
1
On a like-to-like basis for the ongoing operations
Domestic gray cement
2Q11 vs. 2Q10
Ready mix
2Q11 vs. 2Q10
Aggregates
2Q11 vs. 2Q10
Volumes
Prices
(USD)
Prices
(LC)
Volumes
Prices
(USD)
Prices
(LC)
Volumes
Prices
(USD)
Prices
(LC)
Mexico 3% 11% 1% 13% 16% 5% 3% 25% 14%
U.S. (10%) 0% 0% (14%) 3% 3% (7%)
1
9% 9%
Spain (11%) 14% (2%) (15%) 8% (6%) (22%) 19% 3%
UK 1% 12% 2% 11% 11% 1% 1% 12% 2%
France N/A N/A N/A 10% 17% 1% 6% 20% 4%
Germany 4% 14% (1%) (2%) 15% 0% 1% 14% (1%)
Poland 16% 24% 5% 44% 38% 17% 10% 56% 32%
Colombia 2% 14% 5% 31% 14% 5% 13% (1%) (9%)
Egypt 0% (11%) (5%) (14%) (10%) (4%) (18%) (24%) (20%)
Philippines (20%) (2%) (8%) N/A N/A N/A N/A N/A N/A

6M11 / 6M10: results for the six months of the years 2011 and 2010, respectively.
Cement: When providing cement volume variations, refers to domestic gray cement operations (starting in 2Q10, the base for reported cement volumes changed from total domestic cement including clinker to domestic gray cement).
LC: Local currency.
Like-to-like percentage variation (l-t-l % var): Percentage variations adjusted for investments/divestments and currency fluctuations.
Maintenance capital expenditures: Investments completed with the purpose of ensuring the company's operational continuity. These includes replacement capital expenditures, which are projects required to change obsolete assets or maintain current operational levels, and mandatory capital expenditures, which are projects required to comply with governmental regulations or company policies.
Operating EBITDA: Operating income plus depreciation and operating amortization.
pp: percentage points.
Strategic capital expenditures: Investments completed with the purpose of increasing the company's profitability.  These includes growth capital expenditures, which are designed to increase profitability by expanding capacity, and margin improvement capital expenditures, which are designed to increase profitability by reducing costs.
Definitions

25 Contact information